UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2015

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 13, 2015, WindStream Technologies, Inc. (the “Company”) issued 5,882,353 shares of common stock to Redwood Fund III Limited (“Redwood Fund”) upon conversion of $100,000 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0170 per share.

On May 20, 2015, the Company issued 5,000,000 shares of common stock to Redwood Management LLC (“Redwood”) upon conversion of $80,000 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0160 per share.

On May 28, 2015, the Company issued 4,000,000 shares of common stock to Redwood Fund upon conversion of $64,800 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0160 per share.

On May 28, 2015, the Company issued 3,043,650 shares of common stock to Typenex Co-Investment LLC (“Typenex”) upon conversion of $69,900 in principal and interest of an outstanding secured convertible note at a conversion price of $0.022956 per share.

On June 2, 2015, the Company issued 2,600,000 shares of common stock to Redwood upon conversion of $41,600 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0160 per share.

On June 5, 2015, the Company issued 4,000,000 shares of common stock to Redwood upon conversion of $64,000 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0160 per share.

On June 12, 2015, the Company issued 5,500,000 shares of common stock to Redwood upon conversion of $86,350 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0157 per share.

On June 17, 2015, the Company issued 7,400,000 shares of common stock to Redwood upon conversion of $113,220 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0153 per share.

On June 17, the Company issued an aggregate of 11,344,886 shares of common stock to certain investors who participated in the Company’s private placements of securities on August 29, 2014, September 22, 2014 and October 3, 2014 in connection with a settlement agreement and general release with these investors.

On June 26, 2015, the Company issued 8,419,800 shares of common stock to Redwood upon conversion of $83,356.02 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0099 per share.

On July 1, 2015, the Company issued 5,261,445 shares of common stock to Typenex upon conversion of $69,535 in principal and interest of an outstanding secured convertible note at a conversion price of $0.013216 per share.

The above issuance was made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

On July 2, 2015, after the issuances described above, the Company had 169,133,856 shares of common stock issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: July 2, 2015	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer

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